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[LOGO]  WSFS Financial          838 Market Street, Wilmington, Delaware 19801  1
             Corporation
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                                                       P R E S S  R E L E A S E

FOR IMMEDIATE RELEASE                                Contact:   Stephen A. Fowle

January 25, 2006                                                  (302) 571-6833



                       WSFS ANNOUNCES 4Q '05 EPS OF $1.09

         WSFS Financial Corporation (NASDAQ/NMS: WSFS), the parent company of Wilmington Savings Fund Society, FSB, reported quarterly net income of $7.5 million, or $1.09 per diluted share. This compares to net income of $6.9 million, or $0.92 per share for the fourth quarter of 2004, or income from continuing operations (excluding income related to a discontinued business unit) of $6.8 million, or $0.90 per share, during that quarter. Earnings per share from continuing operations for the fourth quarter of 2005 improved $0.19, or 21% over the same quarter last year. Income from continuing operations for the full year of 2005 was $28.3 million, or $3.95 per share, an improvement of $0.56, or 17% over 2004.

         Highlights for the fourth quarter of 2005 include: (i) an increase in total retail deposits of $43.5 million, or 4%, over balances at September 30, 2005; (ii) growth in net loans of $76.2 million, or 4%, over balances at September 30, 2005; and (iii) continued strong asset quality with the ratio of nonperforming assets (NPA) to total assets of 12 basis points at December 31, 2005.

         Marvin N. Schoenhals, Chairman and President of WSFS, said, "We are very proud of our fourth quarter and full-year results because they reflect the continued success of our strategic focus on growing and strengthening our banking franchise. We recently completed the renovation of one of our branch offices, and look forward to opening and renovating several banking offices during 2006." Mr. Schoenhals went on to say, "the benefits from our increased focus on our core banking franchise is apparent in our 16% increase in core deposits and 16% year-over-year loan growth."

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[LOGO]  WSFS Financial          838 Market Street, Wilmington, Delaware 19801  2
             Corporation
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         The following is a brief discussion of the fourth quarter 2005 results.

Net Interest Income

         Net interest income for the fourth quarter of 2005 was $19.2 million. This compares to $18.3 million reported for the same quarter in 2004 and $19.2 million reported for the third quarter of 2005. The net interest margin percentage of 3.16% for the fourth quarter of 2005 declined from 3.22% for the third quarter of 2005. During the fourth quarter of 2005, the net interest margin was negatively affected by increased funding costs as well as a one-time $420,000 (pre-tax) charge related to a correction of interest rates on a certain class of savings accounts. Additionally, WSFS recorded income on reverse mortgages of $477,000, which was $286,000 more than the third quarter 2005.

         Overall portfolio yields on loans have continued to trend upward due to higher prevailing rates combined with the Company's continued focus on growth of variable rate loans. Additionally, the gross yield on the Company's mortgage-backed securities (MBS) portfolio was 4.63% in the fourth quarter of 2005 versus 4.47% in the third quarter of 2005. The weighted average duration of the MBS portfolio was 3.1 years at December 31, 2005 compared to 3.0 years at September 30, 2005.

Loans and Asset Quality

         Net loans grew $76.2 million, or 4%, during the fourth quarter of 2005 to $1.8 billion at December 31, 2005. Net loans grew $242.6 million, or 16%, compared to balances at December 31, 2004. The following table summarizes the current loan balances and composition as well as recent changes in balances and composition.

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[LOGO]  WSFS Financial          838 Market Street, Wilmington, Delaware 19801  3
             Corporation
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
                                              At                       At                    At
       (Dollars in thousands)            Dec. 31, 2005            Sep. 30, 2005         Dec. 31, 2004
                                      ------------------       ------------------    -------------------

                                        Amount        %          Amount       %        Amount        %
                                      ----------     ---       ----------    ---     ----------     ---
Commercial and CRE                    $1,094,913      61%      $1,053,168     62%    $  902,880      59%
Residential                              459,680      26          439,975     26        441,839      29
Consumer                                 245,646      14          230,424     13        211,741      14
Allowance for loan losses                (25,381)     (1)         (24,933)    (1)       (24,222)     (2)
                                      ----------     ---       ----------    ---     ----------     ---
Net Loans                             $1,774,858     100%      $1,698,634    100%    $1,532,238     100%
                                      ==========     ===       ==========    ===     ==========     ===

         The Company's provision for loan losses was $1.0 million in the fourth quarter of 2005, compared to $847,000 in the same period last year. This increased provision is the result of growth in the Company's loan portfolio. The ratio of loan loss reserves to total loans was 1.41%, compared to 1.45% at September 30, 2005.

         Asset quality statistics continued at historically strong levels. NPA totaled $3.5 million as of December 31, 2005, down from $4.4 million as of September 30, 2005 and $4.6 million as of December 31, 2004. NPA as a percentage of assets improved to 0.12% as of December 31, 2005 versus 0.16% as of September 30, 2005 and 0.18% as of December 31, 2004. Annualized net charge-offs in the fourth quarter of 2005 were 0.13% of average loans compared to 0.05% for the third quarter of 2005 and 0.18% for the fourth quarter of 2004.

Deposits

         Total retail deposits (core deposits and retail time deposits) increased $43.5 million, or 4%, during the fourth quarter to $1.2 billion at December 31, 2005 and increased $141.7 million, or 13% over December 31, 2004. Core deposit relationships (demand deposits, money market and savings accounts) increased $22.5 million, or 3% during the quarter and increased $122.6 million, or 16% over the same period last year. The following table summarizes the current retail deposit balances and composition as well as recent changes in balances and composition.

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[LOGO]  WSFS Financial          838 Market Street, Wilmington, Delaware 19801  4
             Corporation
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
                                           At                        At                    At
      (Dollars in thousands)          Dec. 31, 2005             Sep. 30, 2005         Dec. 31, 2004
                                   -------------------        -----------------     -----------------

                                     Amount        %            Amount      %         Amount     %
                                   ----------     ---         ----------   ---      ----------  ---
Non-interest demand                $  279,415      23%        $  266,598    23%     $  246,592   23%
Interest bearing demand               141,378      12            122,870    11         100,098    9
Savings                               251,675      21            257,082    22         289,041   28
Money market                          209,398      18            212,794    19         123,523   12
                                   ----------     ---         ----------   ---      ----------  ---
  Total core deposits                 881,866      74            859,344    75         759,254   72
Retail time                           312,065      26            291,053    25         292,928   28
                                   ----------     ---         ----------   ---      ----------  ---
  Total retail deposits            $1,193,931     100%        $1,150,397   100%     $1,052,182  100%
                                   ==========     ===         ==========   ===      ==========  ===

  Noninterest Income

         During the fourth quarter of 2005, the Company recorded noninterest income of $9.5 million, which was $1.5 million, or 19% greater than the fourth quarter of 2004 and $915,000, or 11% greater than the third quarter of 2005. The increase over the fourth quarter of 2004 was primarily due to increases of $1.1 million in card and ATM income during the quarter, the result of growth in ATM usage volumes, combined with increased prime-based bailment fees. In addition, deposit service charges increased $377,000 over the fourth quarter 2004. The increase over the third quarter 2005 was mainly attributable to the sale of lower yielding agency investments in the third quarter, which resulted in $609,000 in losses during that period. Consistent with the year-over-year trend, card and ATM income increased $367,000 and deposit service charges increased $74,000 in comparison to the third quarter of 2005.

  Noninterest Expenses

         Noninterest expenses for the fourth quarter of 2005 totaled $16.2 million, which was $1.0 million, or 7% more than the same quarter last year. Noninterest expense for the fourth quarter of 2005 was similar to the level of expense reported in the third quarter of 2005. The increase over the fourth quarter of 2004 was primarily due to increases in salaries, benefits and other compensation and other operating expenses. These increases were mainly the result of the Company's continued growth efforts.

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[LOGO]  WSFS Financial          838 Market Street, Wilmington, Delaware 19801  5
             Corporation
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Capital Management

         The Company did not repurchase any WSFS common stock during the fourth quarter of 2005. For the year, the Company repurchased 719,500 of its shares at an average price of $55.94 per share. At December 31, 2005, the Company had 650,000 shares remaining under its current share repurchase authorization, or approximately 10% of its 6.6 million outstanding shares.

         The ratio of tangible equity to assets was 6.33% at December 31, 2005. The Tier 1 capital ratio was 12.31%, which is more than double the 6.00% level required to be considered "well-capitalized" under regulatory definitions. Tangible book value per share was $27.32 at December 31, 2005.

         WSFS Financial Corporation is a $2.8 billion financial services company. At December 31, 2005, its principal subsidiary, Wilmington Savings Fund Society, FSB, operated 24 retail banking offices in all three counties in Delaware, as well as Chester and Delaware Counties in Pennsylvania. Other continuing operating subsidiaries include: WSFS Investment Group, Inc., Montchanin Capital Management, Inc. and WSFS Reit, Inc. For more information, please visit the Bank's website at www.wsfsbank.com.
                                   ----------------

                                      * * *

         Statements contained in this news release which are not historical facts, are forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risks and uncertainties which could cause actual results to differ materially from those currently anticipated due to a number of factors, which include, but are not limited to, factors discussed in documents filed by WSFS Financial Corporation with the Securities and Exchange Commission from time to time. The Corporation does not undertake to update any forward-looking statement, whether written or oral, that may be made from time to time by or on behalf of the Corporation.

                                      # # #

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[LOGO]  WSFS Financial          838 Market Street, Wilmington, Delaware 19801  6
             Corporation
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WSFS FINANCIAL CORPORATION
FINANCIAL HIGHLIGHTS
STATEMENT OF OPERATIONS
(Dollars in thousands, except per share data)
(Unaudited)

                                                                 Three months ended                      Twelve months ended
                                                    --------------------------------------------     ---------------------------
                                                    December 31,    September 30,   December 31,     December 31,   December 31,
                                                       2005             2005            2004             2005           2004
                                                    -----------     ------------    -----------      -----------    ------------
Interest income:
Interest and fees on loans                             $ 29,616        $ 27,419        $ 21,897         $105,639       $ 78,101
Interest on mortgage-backed securities                    6,924           6,445           5,442           25,687         20,326
Interest and dividends on investment securities             943             921           1,508            3,258          4,946
Other interest income                                       352             351             218            1,438            737
                                                    -----------     -----------     -----------      -----------    -----------
                                                         37,835          35,136          29,065          136,022        104,110
                                                    -----------     -----------     -----------      -----------    -----------
Interest expense:
Interest on deposits                                      7,267           5,674           3,450           21,690          9,395
Interest on Federal Home Loan Bank advances               9,254           7,955           5,978           30,659         23,430
Interest on federal funds purchased and
  securities sold under agreements to repurchase            861           1,125             690            4,089          2,064
Interest on trust preferred borrowings                    1,044             954             634            4,677          2,184
Interest on other borrowings                                258             213              57              650            173
                                                    -----------     -----------     -----------      -----------    -----------
                                                         18,684          15,921          10,809           61,765         37,246
                                                    -----------     -----------     -----------      -----------    -----------

Net interest income                                      19,151          19,215          18,256           74,257         66,864
Provision for loan losses                                 1,006             225             847            2,582          3,217
                                                    -----------     -----------     -----------      -----------    -----------

Net interest income after provision for
  loan losses                                            18,145          18,990          17,409           71,675         63,647
                                                    -----------     -----------     -----------      -----------    -----------
Noninterest income:
Credit/debit card and ATM income                          4,274           3,907           3,220           15,049         12,137
Deposit service charges                                   2,750           2,676           2,373           10,091          9,389
Investment advisory income                                  641             651             591            2,519          2,262
Bank owned life insurance income                            481             499             527            2,003          2,190
Loan fee income                                             488             516             506            1,999          2,182
Mortgage banking activities, net                            104             106              (5)             391            439
Securities gains (losses)                                     4            (609)             40             (605)           249
Other income                                                757             838             760            3,206          3,102
                                                    -----------     -----------     -----------      -----------    -----------
                                                          9,499           8,584           8,012           34,653         31,950
                                                    -----------     -----------     -----------      -----------    -----------
Noninterest expenses:
Salaries, benefits and other compensation                 8,795           9,061           8,019           35,172         30,723
Occupancy expense                                         1,339           1,290           1,244            5,168          4,666
Equipment expense                                           992             950             937            3,879          3,696
Data processing and operations expense                      795             761             832            3,465          3,246
Marketing expense                                           703             689             803            2,745          2,329
Professional fees                                           755             610           1,058            2,416          2,496
Other operating expenses                                  2,775           2,789           2,212           10,032          8,543
                                                    -----------     -----------     -----------      -----------    -----------
                                                         16,154          16,150          15,105           62,877         55,699
                                                    -----------     -----------     -----------      -----------    -----------

Income from continuing operations before
  minority interest and taxes                            11,490          11,424          10,316           43,451         39,898
Less minority interest                                       11              48              32              133            190
                                                    -----------     -----------     -----------      -----------    -----------
Income from continuing operations before taxes           11,479          11,376          10,284           43,318         39,708
Income tax provision                                      3,986           3,969           3,528           15,062         13,951
                                                    -----------     -----------     -----------      -----------    -----------
Income from continuing operations                         7,493           7,407           6,756           28,256         25,757
Income on wind-down of discontinued operations,
  net of taxes                                                -               -             143                -            143
                                                    -----------     -----------     -----------      -----------    -----------
Net income                                              $ 7,493         $ 7,407         $ 6,899         $ 28,256       $ 25,900
                                                    ===========     ===========     ===========      ===========    ===========
Diluted earnings per share:
Income from continuing operations                       $  1.09         $  1.06         $  0.90         $   3.95       $   3.39
Income on wind-down of discontinued operations,
  net of taxes                                                -               -            0.02                -           0.02
                                                    -----------     -----------     -----------      -----------    -----------
Net income                                              $  1.09         $  1.06         $  0.92         $   3.95       $   3.41
                                                    ===========     ===========     ===========      ===========    ===========


Weighted average shares outstanding for
  diluted EPS                                         6,862,248       7,005,994       7,502,939        7,152,227      7,592,536
--------------------------------------------------------------------------------------------------------------------------------

Performance Ratios:

Return on average assets (a)                               1.09 %          1.10 %          1.10 %           1.06  %        1.10 %
Return on average equity (a)                              16.87           16.15           13.99            14.99          13.54
Net interest margin (a)(b)                                 3.16            3.22            3.38             3.16           3.24
Efficiency ratio (c)                                      55.83           57.51           56.89            57.14          55.73
--------------------------------------------------------------------------------------------------------------------------------

See "Notes"

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[LOGO]  WSFS Financial          838 Market Street, Wilmington, Delaware 19801  7
             Corporation
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WSFS FINANCIAL CORPORATION
FINANCIAL HIGHLIGHTS (Continued)
SUMMARY STATEMENT OF CONDITION:
(Dollars in thousands)
(Unaudited)

                                                    December 31,   September 30,  December 31,
                                                       2005           2005            2004
                                                    -----------   -----------   --------------
Summary Statement of Condition:

Assets:
-------
Cash and due from banks                             $    59,251     $    61,012   $    61,328
Cash in non-owned ATMs                                  174,527         143,289       131,150
Investment securities (d)(e)                             57,489          57,699        97,376
Other investments                                        46,466          45,934        44,477
Mortgage-backed securities (d)                          620,323         593,496       524,144
Net loans (f)(g)                                      1,774,858       1,698,634     1,532,238
Loans held for sale (f)                                     436           2,199         3,229
Bank owned life insurance                                54,193          53,713        52,190
Other assets                                             59,175          55,300        55,736
Loans, operating leases and
 other assets of discontinued operations                     34               5         1,088
                                                    -----------     -----------   -----------
    Total assets                                    $ 2,846,752     $ 2,711,281   $ 2,502,956
                                                    ===========     ===========   ===========

Liabilities and Stockholders' Equity:
-------------------------------------
Noninterest-bearing deposits                        $   279,415     $   266,598   $   246,592
Interest-bearing deposits                               914,516         883,799       805,590
                                                    -----------     -----------   -----------
    Total retail deposits                             1,193,931       1,150,397     1,052,182
Jumbo CD's - non retail                                  40,567          44,433        44,903
Brokered CD's                                           211,738         207,340       137,877
                                                    -----------     -----------   -----------
    Total deposits                                    1,446,236       1,402,170     1,234,962


Federal Home Loan Bank advances                       1,008,721         917,882       837,063
Other borrowings                                        186,287         191,755       217,093
Other liabilities                                        23,327          25,903        17,296
                                                    -----------     -----------   -----------

    Total liabilities                                 2,664,571       2,537,710     2,306,414
                                                    -----------     -----------   -----------

Minority interest                                           206             200           239

Stockholders' equity                                    181,975         173,371       196,303
                                                    -----------     -----------   -----------

Total liabilities, minority interest and
  stockholders' equity                              $ 2,846,752     $ 2,711,281   $ 2,502,956
                                                    ===========     ===========   ===========

---------------------------------------------------------------------------------------------
Capital Ratios:

Equity to asset ratio                                      6.39 %          6.39 %        7.84 %
Tangible equity to asset ratio                             6.33            6.33          7.80
Core capital (h) (required: 4.00%)                         8.56            8.69          9.69
Tier 1 Capital (h) (required 4.00%)                       12.31           12.46         14.41
Risk-based capital (h) (required: 8.00%)                  13.38           13.64         15.34

---------------------------------------------------------------------------------------------

Asset Quality Indicators:

Nonperforming Assets:
Nonaccruing loans                                   $     3,410     $     4,271   $     4,396
Assets acquired through foreclosure                          59              89           217
                                                    -----------     -----------   -----------
     Total nonperforming assets                     $     3,469     $     4,360   $     4,613
                                                    ===========     ===========   ===========

Past due loans (i)                                  $       386     $       207   $       807

Allowance for loan losses                           $    25,381     $    24,933   $    24,222

Ratio of nonperforming assets to total assets              0.12 %          0.16 %        0.18 %
Ratio of allowance for loan losses to total gross
     loans (j)                                             1.41            1.45          1.56
Ratio of allowance for loan losses to nonaccruing
     loans (k)                                              709             556           524
Ratio of quarterly net charge-offs to
     average gross loans (a)(f)                            0.13            0.05          0.18

---------------------------------------------------------------------------------------------

See "Notes"

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[LOGO]  WSFS Financial          838 Market Street, Wilmington, Delaware 19801  8
             Corporation
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WSFS FINANCIAL CORPORATION
FINANCIAL HIGHLIGHTS (Continued)
AVERAGE BALANCE SHEET
(Dollars in thousands)
(Unaudited)

                                                                         Three months ended
                            --------------------------------------------------------------------------------------------------------
                                      December 31, 2005                  September 30, 2005                December 31, 2004
                            -----------------------------------  --------------------------------    -------------------------------
                              Average                 Yield/       Average             Yield/          Average              Yield/
                              Balance      Interest Rate (a)(b)    Balance   Interest Rate (a)(b)      Balance Interest  Rate (a)(b)
                            ----------    --------- -----------  ----------  -------- -----------    --------- --------  -----------
Assets:
Interest-earning assets:
Loans: (f) (l)
  Commercial real
    estate loans           $  580,554      $10,951    7.55 %    $  589,703   $10,450     7.09 %     $  508,948  $ 7,716      6.06 %
  Residential real
    estate loans              447,670        5,854    5.23         430,871     5,587     5.19          443,023    5,745      5.19
  Commercial loans            485,242        8,632    7.19         451,532     7,554     6.79          370,370    4,971      5.55
  Consumer loans              237,657        4,162    6.95         221,706     3,787     6.78          210,718    3,420      6.46
                           ----------      -------              ----------   -------                ----------  -------
     Total loans            1,751,123       29,599    6.83       1,693,812    27,378     6.53        1,533,059   21,852      5.78
Mortgage-backed
  securities (d)              598,171        6,924    4.63         576,779     6,445     4.47          515,276    5,442      4.22
Loans held-for-sale (f)         1,061           17    6.41           2,462        41     6.66            2,799       45      6.43
Investment
  securities (d)(e)            57,499          943    6.56         100,523       921     3.66           97,686    1,508      6.17
Other interest-earning
  assets                       48,736          352    2.87          48,155       351     2.89           46,993      218      1.85
                           ----------      -------              ----------   -------                ----------  -------
     Total interest-
       earning assets       2,456,590       37,835    6.21       2,421,731    35,136     5.85        2,195,813   29,065      5.35
                                           -------                           -------                            -------

Allowance for loan losses     (25,190)                             (25,215)                            (24,403)
Cash and due from banks        54,486                               53,121                              57,964
Cash in non-owned ATMs        143,226                              138,543                             125,190
Loans, operating leases
  and other assets of
  discontinued operations         203                                  367                               1,422
Bank owned life insurance      53,894                               53,389                              51,852
Other noninterest-earning
  assets                       59,046                               54,235                              50,663
                           ----------                           ----------                          ----------
     Total assets          $2,742,255                           $2,696,171                          $2,458,501
                           ==========                           ==========                          ==========

Liabilities and
  Stockholders' Equity:
Interest-bearing
  liabilities:
Interest bearing
  deposits:
   Interest-bearing
     demand                $  119,390      $   101    0.34      $  116,518   $    71     0.24       $   88,908  $    50      0.22
   Money market               223,358        1,475    2.62         183,279     1,025     2.22          107,765      421      1.55
   Savings                    256,047          922    1.43         268,880       265     0.39          295,088      284      0.38
   Retail time deposits       292,503        2,281    3.09         287,925     2,085     2.87          277,275    1,784      2.56
                           ----------      -------              ----------   -------                ----------  -------
     Total interest-
       bearing retail
       deposits               891,298        4,779    2.13         856,602     3,446     1.60          769,036    2,539      1.31
   Jumbo certificates of
     deposit-nonretail         43,444          417    3.81          46,430       383     3.27           50,852      238      1.86
   Brokered certificates
     of deposit               212,550        2,071    3.87         206,331     1,845     3.55          131,333      673      2.04
                           ----------      -------              ----------   -------                ----------  -------
     Total interest-
       bearing deposits     1,147,292        7,267    2.51       1,109,363     5,674     2.03          951,221    3,450      1.44

FHLB of Pittsburgh advances   946,375        9,257    3.83         894,331     7,958     3.48          849,734    5,989      2.76
Trust preferred borrowings     67,011        1,044    6.10          67,011       954     5.57           51,547      634      4.81
Other borrowed funds          124,810        1,119    3.59         166,268     1,338     3.22          167,681      747      1.78
Cost of funding
  discontinued operations                       (3)                               (3)                               (11)
                           ----------      -------              ----------   -------                ----------  -------
     Total interest-bearing
       liabilities          2,285,488       18,684    3.27       2,236,973    15,921     2.85        2,020,183   10,809      2.14
                                           -------                           -------                            -------
Noninterest-bearing
  demand deposits             254,542                              254,807                             227,369
Other noninterest-
  bearing liabilities          24,372                               20,691                              17,477
Minority interest                 216                                  201                                 260
Stockholders' equity          177,637                              183,499                             193,212
                           ----------                            ---------                           ---------
Total liabilities and
  stockholders' equity     $2,742,255                           $2,696,171                          $2,458,501
                           ==========                           ==========                          ==========
Excess of interest-
  earning assets
  over interest-bearing
  liabilities              $  171,102                            $ 184,758                           $ 175,630
                           ==========                            =========                           =========
Net interest and
  dividend income                          $19,151                           $19,215                            $18,256
                                           =======                           =======                            =======

Interest rate spread                                 2.94 %                             3.00 %                              3.21 %
                                                     ====                               ====                                ====

Net interest margin                                  3.16 %                             3.22 %                              3.38 %
                                                     ====                               ====                                ====

See "Notes"

             -----------
[LOGO]  WSFS Financial          838 Market Street, Wilmington, Delaware 19801  9
             Corporation
             -----------

     WSFS FINANCIAL CORPORATION
     FINANCIAL HIGHLIGHTS (Continued)
     (Dollars in thousands, except per share data)
     (Unaudited)

                                                                    Three months ended                   Twelve months ended
                                                         -----------------------------------------  ----------------------------
                                                         December 31,  September 30,  December 31,    December 31,  December 31,
                                                            2005           2005          2004            2005          2004
                                                         -----------------------------------------  ----------------------------
     Stock Information:

     Market price of common stock:
         High                                              $ 64.65       $ 59.26       $ 62.26         $ 64.65        $ 62.26
         Low                                                 57.55         54.01         50.23           49.80          44.43
         Close                                               61.25         58.89         60.00           61.25          60.00
     Book value per share                                    27.59         26.80         27.70
     Tangible book value per share                           27.32         26.53         27.55
     Number of shares outstanding (000s)                     6,596         6,470         7,086
     --------------------------------------------------------------------------------------------   --------------------------

     Other Financial Data:

     One-year repricing gap to total assets (m)              (0.57)%       (0.86)%       (0.81)%
     Number of associates (FTEs) (n)                           515           512           490
     Number of branch offices                                   24            24            24

     --------------------------------------------------------------------------------------------   --------------------------

     Notes:

(a)  Annualized.
(b)  Computed on a fully tax-equivalent basis.
(c) Noninterest expense divided by (tax-equivalent) net interest income and other income.
(d)  Includes securities available-for-sale.
(e)  Includes reverse mortgages.
(f)  Net of unearned income.
(g)  Net of allowance for loan losses.
(h) Represents capital ratios of Wilmington Savings Fund Society, FSB and subsidiaries.
(i) Accruing loans which are contractually past due 90 days or more as to principal or interest.
(j)  Excludes loans held-for-sale.
(k)  Includes general reserves only.
(l)  Nonperforming loans are included in average balance computations.
(m) The difference between projected amounts of interest-sensitive assets and interest-sensitive liabilities repricing within one year divided by total assets, based on a current interest rate scenario.
(n) Includes the FTEs of WCC (discontinued operations) and Cypress Capital Management (controlled, but not wholly owned subsidiary).